Exhibit 3.8

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFIED OFFERING STATEMENT RELATED THERETO UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

THE COMPANY’S SECURITIES PURCHASE AGREEMENT WITH THE HOLDER SETS FORTH CERTAIN RESTRICTIONS ON THE HOLDER’S ABILITY TO TRANSFER THE WARRANTS REPRESENTED HEREBY AND ANY SHARES OF CAPITAL STOCK ISSUED UPON EXERCISE HEREOF. A COPY OF SUCH SECURITIES PURCHASE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.

__________ ___, 2020 (the “Issue Date”)	Warrant No.: [●]

SCOPUS BIOPHARMA INC.

SERIES X WARRANTS TO PURCHASE SERIES B UNITS

For value received, Scopus BioPharma Inc., a Delaware corporation (the “Company”), hereby certifies that ______________________, or such person’s registered transferees, successors or assigns (each person or entity holding all or part of these Series X Warrants being referred to as the “Holder”), is the holder of record of ______ Series X Warrants (these “X Warrants”) to subscribe for and purchase up to _______ Series B Units (each a “B Unit”), subject to adjustment hereunder. This warrant is one of a series of warrants issued in a private placement (the “Offering”) of the Company’s securities (collectively, the “X Warrants”)

1.    Definitions. As used in these X Warrants, the following terms shall have the definitions ascribed to them below. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Company’s Restated Certificate:

(a)    “B Unit” means one (1) share of Common Stock and one (1) Z Warrant.

(b)    “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

(c)    “Common Stock” means the common stock of the Company, par value $0.001 per share.

(d)    “Redemption Date” means thirty (30) days from the date on which the Company sends the Redemption Notice.

(e)     “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Corporation of the Company, as amended from time to time.

(f)      “SEC” means the Securities and Exchange Commission.

(g)   “Securities” shall mean the B Units, the shares of Common Stock included in the B Units, the Z Warrants included in the B Units and the shares of Common Stock issuable upon exercise of the Z Warrants.

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(h)   “Securities Purchase Agreement” shall mean the securities purchase agreement pursuant to which these X Warrants were issued.

(i)     “W Warrant” means a W Warrant into which these X Warrants is automatically converted, in accordance with Section 2(f) hereof.

(j)     “Z Warrant” means a warrant to purchase one (1) share of Common Stock at an exercise price of $5.00 on the terms set forth in connection with the issuance of the Z Warrants.

2.    Terms and Exercise of X Warrants.

(a)   Exercise Price of X Warrants. These X Warrants shall entitle the Holder, subject to the provisions hereof, to purchase from the Company with respect to each X Warrant one (1) B Unit at the price of $4.00 (the “Exercise Price”) per X Warrant, subject to adjustment in connection with any of the events provided in Section 3 hereof. The Company, in its sole discretion, may lower the Exercise Price at any time prior to the Expiration Date (as defined below) for a period of not less than 10 Business Days; provided, however, that the Company shall provide at least 10 Business Days prior written notice of such reduction to the Holder; provided, further, however, that any such reduction shall be applied consistently to all outstanding X Warrants.

(b)   Duration of X Warrant; Method of Exercise; Payment.

(i)	Subject to the provisions hereof, the Holder may exercise these X Warrants, in whole or in part, only during the five (5)-year period commencing on October 1, 2021 and expiring on September 30, 2026 (the “Expiration Date”), by (A) the surrender of these X Warrants (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, indicating the number of B Units to be purchased, and (B) the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable purchase price multiplied by the number of B Units then being purchased. The Company, in its sole discretion, may extend the exercise period of these X Warrants by delaying its Expiration Date; provided, however, that the Company shall provide at least 10 Business Days prior written notice of any such extension to the Holder; provided, further, however, that any such extension shall be applied consistently to all outstanding X Warrants.

(ii)	B Units purchased hereunder shall be transmitted by the Company to the Holder by physical delivery of a certificate, if such B Units are certificated, registered in the Company’s records of securities ownership, electronic or otherwise, in the name of the Holder or his, her or its designee, for the number of B Units to which the Holder is entitled pursuant to the exercise of these X Warrants (provided such date is prior to the Expiration Date), subject to Holder’s satisfaction of the obligations set forth herein, to the address specified by the Holder in the Notice of Exercise by the date that is ten (10) trading days after the delivery to the Company of both the Notice of Exercise and these original X Warrants being exercised (such date, the “B Unit Delivery Date”). Within ten (10) trading days after the date said Notice of Exercise and these X Warrants are delivered to the Company, the B Units shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date these X Warrants has been exercised, with payment to the Company of the Exercise Price by a certified check drawn on a United States Bank or wire transfer and all taxes required to be paid by the Holder, if any, pursuant to Section 9 hereof prior to the issuance of such shares, having been paid. Notwithstanding anything herein to the contrary, any B Units may be issued in uncertificated or book-entry form. Any B Unit so issued shall have the same terms, force and effect as a certificated B Unit that has been duly countersigned by the Company in accordance with the terms of these X Warrants.

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(iii)	If the Company fails to transmit to the Holder the B Units pursuant to Section 2(b)(ii) hereof by the B Unit Delivery Date, then the Holder will have the right to rescind such exercise upon notice to the Company pursuant to Section 8 hereof.

(iv)	The exercise of these X Warrants shall be subject to the satisfaction of any applicable conditions, as set forth in Section 2(g) and Section 7 hereof. Except with respect to the right to receive the Redemption Price (as set forth in Section 4 hereof), if these X Warrants are not exercised on or before its Expiration Date it shall become void, and all rights thereunder and all rights in respect thereof hereunder shall cease at the close of business on the Expiration Date. The Company, in its sole discretion, may extend the exercise period of these X Warrants by delaying its Expiration Date; provided, however, that the Company will provide at least 10 Business Days prior written notice of any such extension to the Holder, and such extension shall be applied consistently to all X Warrants.

(v)	The Company will not close its stockholder books or records in any manner that prevents the timely exercise of these X Warrants, pursuant to the terms hereof.

(c)   Net Exercise. Notwithstanding any provisions herein to the contrary,

(i)	in the event the registration statement or offering statement contemplated by Section 3(d) of the Securities Purchase Agreement is not effective or qualified and current at a time while the X Warrants are exercisable, a Holder shall have the right, until such time as such registration statement or offering statement has been declared effective or qualified by the SEC, and during any other period after such date of effectiveness or qualification when the Company shall fail to have maintained an effective registration statement or offering statement covering, as applicable, B Units, the shares of Common Stock and the Z Warrants (while the Z Warrants are exercisable) included in the B Units subsequent to a split of the B Units into shares of Common Stock and the Z Warrants and shares of Common Stock issuable upon exercise of Z Warrants (while the Z Warrants are exercisable) included in the B Units subsequent to a split of the B Units into shares of Common Stock and the Z Warrants, to exercise these X Warrants on a cashless basis in lieu of exercising these X Warrants by payment of cash pursuant to Section 2(b) above, by surrendering such X Warrants for the number of B Units underlying these X Warrants equal to the quotient obtained by dividing (x) the product of (A) the number of B Units underlying these X Warrants and (B) the difference between the fair market value of such B Units and the Exercise Price, by (y) the fair market value of such B Units; provided, however, that no cashless exercise shall be permitted unless the fair market value is higher than the Exercise Price; or

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(ii)	in the event of redemption pursuant to Section 4(c) hereof in which the Company has elected to require all holders of X Warrants issued in connection with the Offering (together, the “Holders”) to exercise such X Warrants on a “cashless basis,” by surrendering such X Warrants for the number of B Units underlying these X Warrants equal to the quotient obtained by dividing (x) the product of (A) the number of B Units underlying these X Warrants and (B) the difference between the fair market value (as defined in Section 2(d) hereof) of the B Units and the Exercise Price, by (y) the fair market value of the B Units; provided, however, that no cashless exercise shall be permitted unless the fair market value of the B Units is higher than the Exercise Price.

(d)   Determination of Fair Market Value. For purposes of these X Warrants, the “fair market value” will mean the volume weighted average price of the B Units as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Company from the Holder. In the absence of any trading of the B Units upon the exercise of these X Warrants, the fair market value of the B Units will be determined by the Company’s Board of Directors in good faith as of the date of such calculation.

(e)   Lock-up Restrictions. These X Warrants, the W Warrants, and the Securities issuable upon exercise thereof are subject to restrictions on transfer, including a lock-up agreement, in accordance with the terms of the Securities Purchase Agreement.

(f)    Automatic Conversion into W Warrants. Effective upon the issuance of the W Warrants in connection with the earlier of (i) the Company’s initial public offering of securities pursuant to a registration statement or offering statement declared effective or qualified, respectively, by the SEC, under the Securities Act, or (ii) securities offered by the Company in one or more transactions registered or qualified for resale under the Securities Act or that are included in or issued in connection with any securities of the Company for which a public trading market has commenced, these X Warrants and the terms hereof shall, without any action on the part of the Holder, automatically adjust to be the same as, become and be evidenced by a W Warrant in the form and on the terms of W Warrants effective upon such issuance of W Warrants so long as (x) the Company has become a reporting company under the Securities Exchange Act of 1934, as amended, or Rule 257 under the Securities Act, or (y) a public trading market for any class of securities of the Company commences. Thereafter, these X Warrants shall be null and void, and, subject to the terms and conditions of Section 2(e) hereof, all rights previously represented hereby shall be evidenced by the W Warrant issued in replacement hereof.

(g)   Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for any securities is issued shall, for all purposes, be deemed to have become the holder of record of such securities on the date on which the X Warrant, or book-entry representing these X Warrants, was surrendered and payment of the applicable Exercise Price was made, irrespective of the date of delivery of such certificate in the case of a certificated X Warrant, except that, if the date of such surrender and payment is a date when the security transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such securities at the close of business on the next succeeding date on which the security transfer books of the Company are open.

3.    Certain Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of these X Warrants shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)   Stock Dividends, Stock Splits, Recapitalizations and Reclassifications. In the event the Company, at any time while these X Warrants is outstanding, pays a stock dividend, subdivides outstanding shares of Common Stock into a larger number of shares, combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, issues, in the event of a recapitalization or reclassification of shares of Common Stock, any shares of capital stock of the Company or effects any such similar event, then appropriate proportionate adjustments shall be made by increasing or decreasing (i) the number of outstanding X Warrants and, if Series B Units, have been issued based on any prior exercises of the X Warrants, the number of outstanding Series B Units and (ii) the Exercise Price of the X Warrants and the exercise price of the Z Warrants such that (x) each issued and issuable Series B Unit shall always be comprised of one share of Common Stock and one Z Warrant, (y) the proportionate ownership interest of a holder of these X Warrants remains the same determined as if all X Warrants and Z Warrants have been exercised immediately prior any such event and (z) the aggregate amount initially payable upon the issuance of these X Warrants to exercise such X Warrants and Z Warrants included in the B Units shall be the same before and after any such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b)   Fundamental Transaction. If, at any time while these X Warrants is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than if subject to Section 3(a) above), or (v) the Company, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of these X Warrants, the Holder shall have the right to receive, for each X Warrant what would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the amount of Securities (or their equivalent) of the successor or acquiring corporation or of the Company, reduced by the amount of such Securities with a value equal to the Exercise Price, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the amount of Securities for which these X Warrants is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of Securities in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of these X Warrants following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under these X Warrants in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for these X Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in substance to these X Warrants which is exercisable for a corresponding number of securities of such Successor Entity (or its parent entity) equivalent to the Securities acquirable and receivable upon exercise of these X Warrants (without regard to any limitations on the exercise of these X Warrants) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such securities (but taking into account the relative value of the Securities pursuant to such Fundamental Transaction and the value of such securities, such number of securities and such exercise price being for the purpose of protecting the economic value of these X Warrants immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of these X Warrants and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under these X Warrants and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(c)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d)    Notice to Allow Exercise by Holder. In the event (i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of these X Warrants) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, to receive any other security or to participate in any offer made to all holders Common Stock as a class; or (ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least twenty (20) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of these X Warrants) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to these X Warrants.

(e)    Certificate of Adjustment. Within a reasonable period of time following written request therefor by the Holder, or at any other time at the Company’s option, the Company will provide the Holder with a certificate setting forth the then current purchase price and reasonable details of any adjustments effected following the Issue Date. Delivery of such certificate shall be deemed to be a final and binding determination with respect to any such adjustments unless challenged by the Holder within ten (10) Business Days of receipt thereof. Such certificate shall also set forth the kind and amount of B Units or other securities or property into which these X Warrants shall be exercisable following the occurrence of any of the events specified in this Section 3.

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4.       Redemption.

(a)    Redemption Price and Conditions. Commencing on October 1, 2022, at the Company’s option, at a price of $0.001 per X Warrant (the “Redemption Price”), upon a minimum of 30 days’ prior written notice (“Redemption Notice”) if, and only if, (i) the X Warrants are exercisable at the time of such redemption; (ii) the volume weighted price per share of Common Stock equals or exceeds $8.00 per share (subject to adjustment pursuant to the terms hereof) for the 20 trading days ending two trading days prior to the Company sending the Redemption Notice; and (iii) there is a current registration statement or offering statement in effect with respect to the (a) B Units underlying these X Warrants or (b) shares of Common Stock and the Z Warrants included in the B Units subsequent to a split of the B Units into shares of Common Stock and the Z Warrants for the period commencing on the date of the Redemption Notice and continuing thereafter until the Redemption Date.

(b)    Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem the X Warrants, the Company shall fix a date, the Redemption Date, for their redemption. The Redemption Notice shall be given in accordance with Section 8 hereof. Any notice sent by the Company in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

(c)    Exercise After Notice of Redemption. These X Warrants may be exercised, for cash (or on a “cashless basis,” at the Company’s option, pursuant to Section 2(c) hereof) at any time after the Redemption Notice shall have been given by the Company pursuant to Section 4(b) hereof and prior to the Redemption Date, subject to the Company’s right to determine to require the Holder to exercise X Warrants on a “cashless basis” pursuant to Section 2(c) hereof. The Redemption Notice will contain the information necessary to calculate the number of underlying B Units to be received upon exercise of the X Warrant, including the fair market value (as defined in Section 2(d) hereof) in such case. On an after the Redemption Date, the Holder of these X Warrants shall have no further rights except to receive, upon surrender of the X Warrant, the Redemption Price.

5.    Beneficial Ownership Limitation. The Holder may elect to be limited with respect to the exercise of these X Warrants to the extent after giving effect to such exercise such Holder, as reflected on the books and records of the Company, would beneficially own in excess of 9.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise (with the Notice of Limitation attached hereto as Appendix B duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day.

6.    Procedure for Surrender of Warrants. X Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new X Warrants as requested by the Holder of the X Warrants so surrendered, representing an equal aggregate number of X Warrants; provided, however, that in the event that any X Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such X Warrant and issue new X Warrants in exchange therefor until the Company has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new X Warrants must also bear a restrictive legend.

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7.    Notices. All communications under these X Warrants shall be delivered in accordance with the notice provision of the Securities Purchase Agreement.

8.    Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Securities issuable upon the exercise of the X Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Securities in a name other than that of the holder of record of these X Warrants in respect of which such Securities are issued, and in such case, the Company shall not be required to issue Securities or any X Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

9.       Mutilated or Missing Warrants. In case these X Warrants shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated X Warrants, or in lieu of and substitution for the X Warrants lost, stolen or destroyed, new X Warrants of like tenor and for the purchase of a like number of B Units, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the X Warrant, and with respect to a lost, stolen or destroyed X Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

10.   No Fractional Securities. No fractional Securities shall be issued in connection with any exercise hereunder, and in lieu of any such fractional Securities, the Company shall, either (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) issue scrip or Securities in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or X Warrants aggregating a full share or (iii) round-up such aggregate Securities to the nearest whole number of such Securities.

11.    Rights as Stockholder; Information. Except as expressly provided in these X Warrants, the Holder shall not, as such, be entitled to vote or receive distributions or be deemed a Stockholder (as defined in the Restated Certificate) of the Company based upon the Securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive distributions, until these X Warrants shall have been exercised and the Securities purchasable upon the exercise hereof shall have been issued, as provided herein.

12.    Descriptive Headings. The descriptive headings contained in these X Warrants are inserted for convenience only and do not constitute a part of these X Warrants.

13.    Governing Law. The validity, interpretation and performance of these X Warrants shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of law. The Company hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to these X Warrants shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid and addressed to it at the address set forth on the signature page hereto. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim.

14.    Persons Having Rights under these X Warrants. Nothing in these X Warrants expressed, and nothing that may be implied from any of the provisions hereof, is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and Holder, any right, remedy, or claim under or by reason of these X Warrants or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in these X Warrants shall be for the sole and exclusive benefit of the Company, the Holder and their successors and assigns.

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15.    Assignment. Without the prior written consent of the Company and subject to restrictions on transfer, including a lock-up agreement, in accordance with the terms of the Securities Purchase Agreement, these X Warrants and the Securities issuable upon the exercise hereof shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) by the Holder. Any attempted transfer, assignment, pledge, hypothecation or other disposition of these X Warrants or of any rights granted hereunder contrary to the provisions of this Section 15, or the levy of any attachment or similar process upon these X Warrants or such rights, shall be null and void.

16.    Amendments. These X Warrants may be amended without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under these X Warrants as the Company and Holder may deem necessary or desirable and that they deem shall not adversely affect the interest of the Holders. Any such amendment shall be binding on any and all future holders of these X Warrants. Except as otherwise set forth herein, all other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Expiration Date, shall require the written consent or vote of the Holders of at least a majority of the then outstanding X Warrants, as applicable. Notwithstanding the foregoing, the Company may lower the Exercise Price or extend the Expiration Date pursuant to Sections 2(a) and 2(b)(i) hereof, respectively, without the consent of the Holder.

17.    Acceptance. Receipt of these X Warrants by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

IN WITNESS WHEREOF, the Company has caused these X Warrants to be executed on its behalf by one of its officers thereunto duly authorized.

SCOPUS BIOPHARMA INC.

By:
Name:
Title:

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APPENDIX A

Notice of Exercise

To: Scopus BioPharma Inc.

1.	The undersigned hereby irrevocably elects to purchase ___ B Units of Scopus BioPharma Inc. (or its successor) (the “Company”) pursuant to the terms of the attached X Warrant, and

(please check as applicable)

☐	tenders herewith payment of the purchase price of such B Units in full, by cash, certified check/wire transfer; OR
☐	net exercises these X Warrants pursuant to the terms thereof;

and, in either case, surrenders of the originally executed X Warrant. Defined terms shall have the meanings ascribed thereto in the X Warrant.

2.             Please update the Company’s books and records, as applicable, to reflect the ownership of the Common Stock and Z Warrants in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.             Please issue new X Warrants of equivalent form and tenor for the unexercised portion of the attached X Warrant or X Warrants in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.	Investment Representations.

(a)	The undersigned is aware that the B Units (and the underlying Securities) have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Notice of Exercise.

(b)	The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the B Units (and the underlying Securities), (2) it has had the opportunity to ask questions concerning the Securities and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Securities and the Company, and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the B Units (and the underlying Securities) and to make an informed investment decision relating thereto.

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(c)	The undersigned hereby represents and warrants that it is purchasing the B Units (and the underlying Securities) for its own account for investment and not with a view to the sale or distribution of all or any part thereof.

(d)	The undersigned understands that because the B Units (and the underlying Securities) have not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the B Units (and the underlying Securities) cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

(e)	The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the B Units (and the underlying Securities) unless (1) there is an effective registration statement or qualified offering statement under the Securities Act and applicable state securities laws covering any such transaction involving the B Units (and the underlying Securities, as applicable), or (2) the Company receives an opinion reasonably satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration.

(f)	The undersigned has considered the federal and state income tax implications of the exercise of these X Warrants and the purchase and subsequent sale of the B Units (and the underlying Securities, as applicable).

(g)	The undersigned is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

Date:

By:

Name:

Its:

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APPENDIX B

Notice of Beneficial Ownership Limitation

To: Scopus BioPharma Inc.

The undersigned hereby irrevocably elects to being limited with respect to the exercise of the undersigned’s X Warrants to the extent after giving effect to such exercise such Holder, as reflected on the books and records of the Company, would beneficially own in excess of 9.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise pursuant to the terms of the undersigned’s X Warrants.

Date:

By:

Name:

Its:

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